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EXHIBIT 23.3

CONSENT OF MOSS ADAMS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-18945) pertaining to the 1992 Stock Incentive Plan, as amended, and the Amended and Restated Directors Stock Option Plan, and the Registration Statement (Form S-8 No. 333-90524) pertaining to the 2002 Stock Option Plan of Redhook Ale Brewery, Incorporated of our report dated
February 11, 2005 with respect to the financial statements of Craft Brands Alliance LLC included in the Annual Report of Redhook Ale Brewery, Incorporated (Form 10-K) for the year ended December 31, 2004.

                                                 MOSS ADAMS LLP


Seattle, Washington
March 29, 2005